SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report:  June 28, 2010
(Date of Earliest Event Reported)

Akorn, Inc.
(Exact Name of Registrant as Specified in its Charter)

Louisiana	001-32360	72-0717400
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1925 W. Field Court, Suite 300
Lake Forest, Illinois  60045
(Address of principal executive offices)

(847) 279-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

On June 28, 2010, Akorn, Inc. (the “Company”), The John N. Kapoor Trust Dated September 20, 1989 (the “Kapoor Trust”) and EJ Funds LP (“EJ Funds”) entered into an Amended and Restated Registration Rights Agreement (the “Amended Agreement”) which modified certain terms contained in the Registration Rights Agreement originally entered into by the parties on August 17, 2009 (the “Registration Rights Agreement”).  The Registration Rights Agreement and Amended Agreement apply to the following warrants:

Warrant Holder	Warrant Identification	Grant Date	Number Granted
EJ Funds	Modification Warrant	April 13, 2009	1,939,639
Kapoor Trust	Reimbursement Warrant	April 13, 2009	1,501,933
EJ Funds	Restatement Warrants	August 17, 2009	1,650,806
Kapoor Trust	Subordinated Note Warrants	August 17, 2009	2,099,935

The Amended Agreement revised the language relating to the Company’s obligation to obtain and maintain registration of any shares issued pursuant to applicable warrant agreements.  The Amended Agreement still requires the Company to use “commercially reasonable efforts” to file a registration statement pursuant to Rule 415 of the Securities Act of 1933 (“Registration Statement”) for any shares of common stock that may be issued under the applicable warrant agreements, and to maintain the continuous effectiveness of such Registration Statement until the earliest of: (i) the date no shares of the Company’s common stock qualify as registrable securities, (ii) the date on which all of the registrable securities may be sold in a single transaction by the holder to the public pursuant to Rule 144 or similar rule, or (iii) the date upon which the Kapoor Trust and EJ Funds have transferred all of the registrable securities.  However, the agreement has been amended to explicitly state that in the event the Company, after using its good faith commercially reasonable efforts, is not able to obtain or maintain registration of the common stock, unregistered shares will be deemed acceptable. The Amended Agreement further provides that the term “commercially reasonable efforts” in such instance shall not mean an absolute obligation of the Company to obtain and maintain registration.

The Company historically classified the fair value of these warrants as a current liability in accordance with Accounting Standards Codification (ASC) 815-40-15-3, Derivatives and Hedging, (formerly EITF 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock). This was due to the requirement that the shares to be issued upon exercise of the warrants be registered shares, which cannot be absolutely assured, implying that the Company could be required to issue a net-cash settlement in lieu of unregistered shares of stock. The Amended Agreement explicitly states that if registration of the shares cannot be obtained or maintained, unregistered shares will be deemed acceptable under those circumstances and a net-cash settlement will not be required.  This change eliminated the requirement that the warrants be classified as a liability.

As a result of the changes effected through the Amended Agreement, the Company will change its accounting treatment of these warrants as of the effective date of the Amended Agreement.  The warrants will no longer be classified as a liability with quarterly adjustments to fair value and instead will be treated as a component of shareholders’ equity in accordance with ASC 815-40.  Prior to executing the Amended Agreement, the Company had accounted for these warrants as liabilities that were adjusted to fair value quarterly, with any increases or decreases in fair value recorded as non-operating expense or non-operating income, respectively.  The change in fair value from March 31, 2010 to June 28, 2010 will be recorded as non-operating expense in the second quarter of 2010 with the June 28, 2010 fair value of the warrants reclassified from liabilities to shareholders’ equity.  No further fair value adjustments will be required beyond that date.

The description of the Amended Agreement contained herein is qualified in its entirety by the complete Amended Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01             Financial Statements and Exhibits.

(d)   Exhibits.

10.1
Amended and Restated Registration Rights Agreement made and entered into as of June 28, 2010, by and among Akorn, Inc., a Louisiana corporation, The John N. Kapoor Trust Dated September 20, 1989 and EJ Funds LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.

	By:	/s/ Timothy A. Dick
Timothy A. Dick
Chief Financial Officer

Date: July 2, 2010

4